EXHIBIT 5.1

February 1, 2010

Sunoco Logistics Partners L.P.

Sunoco Logistics Partners Operations L.P.

1818 Market Street, Suite 1500

Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

We have acted as counsel for Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), and Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “Operating Partnership”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act:

(1) by the Partnership of common units representing limited partner interests in the Partnership (the “Units”);

(2) by selling unitholders to be named in a Prospectus Supplement (as defined below) from time to time of Units; and

(3) by the Operating Partnership of unsecured debt securities, which may either be senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), and which will be fully and unconditionally guaranteed (the “Guarantee”) by the Partnership, as Guarantor.

The Units, Debt Securities and Guarantee are collectively referred to herein as the “Securities.” We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3, as amended (the “Registration Statement”), to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon:

(i) the Registration Statement, including the Prospectus;

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(ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership;

(iii) the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership;

(iv) the Certificate of Limited Partnership of each of the Partnership and the Operating Partnership;

(v) the Indenture among the Operating Partnership, the Partnership, the Subsidiary Guarantors named therein and U.S. Bank National Association, as successor Trustee, dated as of December 16, 2005 (the “Senior Indenture”);

(vi) the form of Subordinated Indenture filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”);

(vii) resolutions of Sunoco Partners LLC, a Pennsylvania limited liability company and the general partner of the Partnership, and Sunoco Logistics Partners GP LLC, a Delaware limited liability company and the general partner of the Operating Partnership; and

(viii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

In addition, we reviewed such questions of law, as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine;

(iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

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(vi) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(vii) the Senior Indenture has been duly authorized, executed and delivered by the parties thereto, and the Subordinated Indenture will be duly authorized, executed and delivered by the parties thereto;

(viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(ix) any Securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of the Units, the terms of the offering and related matters, (ii) any selling unitholder, if applicable, has taken all necessary action to approve the sale of the Units, the terms of the offering and related matters and (iii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and any selling unitholder, if applicable, upon payment of the consideration therefor provided for therein, then the Units will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities and the Guarantee, when (i) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and the Guarantee has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Operating Partnership and the Partnership have taken all necessary action to approve the issuance and terms of such Debt Securities and the Guarantee; (iii) the terms of such Debt Securities and the Guarantee and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership or the Operating Partnership and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership or the Operating Partnership; and (iv) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and issued and sold as

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contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Operating Partnership and the Partnership, such Debt Securities and the Guarantee will be legally issued and will constitute valid and legally binding obligations of the Operating Partnership and the Partnership, respectively, enforceable against the Operating Partnership and the Partnership in accordance with their respective terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon any violation of federal or state securities or blue sky laws.

The foregoing opinion is based on and is limited to the laws of the State of New York, the Revised Uniform Limited Partnership Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the relevant federal laws of the United States of America, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.